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MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
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                                                                   Exhibit 10.38

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement") is made as of February 10, 1997 between MICRODYNE, a Maryland corporation (the "Company"), and MICHAEL E. JALBERT (the "Executive").

                                    RECITALS

                  The Company manufactures and sells electronic equipment and provides technical services in the United States and overseas government and commercial marketplaces.

                  The Company wishes to hire the Executive as its President and Chief Executive Officer and Executive wishes to accept such employment on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereto agree as follows:

                  Employment. The Company employs the Executive and the Executive accepts employment by the Company as its President and Chief Executive Officer. The initial term of such employment is two years from March 10, 1997 (the Employment Date ) until March 9, 1999. Following the initial term of employment, this Agreement may be renewed for additional two (2) year terms. At the expiration of each term (the initial two year term or each two year extension period), employment shall be automatically terminated unless written notice to the contrary is given by the Company to the Executive by the November 9 of each year preceding the March 9 termination date. If at the conclusion of any employment term, the company elects not to renew the Agreement, the Executive shall receive base salary and all benefits up until the November 9 following the termination of the Agreement.

                  Duties. During his employment the Executive shall hold such positions and perform such services as may be assigned to him from time-to-time by the Board of Directors of the Company. The Executive shall report to the Board of Directors or such other officer as may be designated from time to time by the Board of Directors. The Executive shall devote his attention and energies to, and shall use his best efforts to do all of those things which maximize shareholder value in the company on a full time basis. The Executive shall not be engaged in any other business activity which diverts his time and energies from the performance of his duties for the Company.

                  Compensation.

                  During the term of this Agreement, the Executive shall be compensated on an annual basis with a base salary of $250,000.00, which shall be payable in accordance with the Company's standard payroll practices. In addition, the Executive may be entitled to an annual bonus if, in the sole discretion of the Board, the Executive has met or exceeded some or all of the annual performance objectives established by the Board and communicated to the Executive. The board shall not unreasonably withhold the distribution of a bonus that has been granted to the Executive. An annual bonus shall not exceed 100% of the Executive's annual base salary.

                           In addition to the salary and bonus opportunities set
forth in Section 3(a), as soon as practicable following the Employment Date, the Company shall take all steps necessary at its expense to effect a grant of stock options for 300,000 shares of Microdyne common stock under the Company's Key Employee Stock Option Plan. The exercise price of the options is the market price as of March 10, 1997 (date of employment). The options will vest and be exercisable at the following times: 50,000 on the Employment Date; 50,000 on March 9, 1998; 100,000 on March 9, 1999; and 100,000 on March 9, 2000; provided, however, that any termination of the Executive's employment under this Agreement shall extinguish the Executive's rights in any options which have not vested as of the date of such termination. The options which have vested will be exercisable from the date of vesting until the earlier of five years form the date of grant or two years from the Executive's termination of employment for any reason.

                           Executive will be paid a car allowance of $760.00 per
month plus maintenance during the original term and any additional terms of this Agreement.


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MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
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                  Benefits. The Company shall provide the Executive with group life insurance, group medical insurance and other such benefits as may be consistent with the Company's policies applicable to those employees of similar rank and position. The Company may from time to time add to, reduce, eliminate or otherwise modify those benefits at its discretion as provided by law. Executive is entitled to four weeks of paid vacation per year.

                  Business Expenses. The Company shall reimburse the Executive for reasonable and necessary business expenses, ancillary expenses for travel and similar items, incurred or expended by the Executive in the performance of his duties hereunder. Such reimbursement shall be in accordance with the Company's policy and procedures governing reimbursement of such expenses, which may be altered or modified from time to time in the Company's sole discretion.

                  Confidential and Proprietary Information.

                  The Executive recognizes that by virtue of his employment with the Company he will have access to confidential and proprietary information relating to the Company's business. The Executive agrees that this information is a valuable and unique asset of the Company and, if divulged to others, could cause irreparable harm to the Company's business. The Executive also recognizes and acknowledges that such information may include data or material that may not technically qualify as a trade secret or other type of confidential information but that the Company nevertheless has a legitimate business interest in protecting its confidentiality.

                  Accordingly, regardless of the reason for termination, the Executive shall not use or disclose, for himself or others, any confidential or proprietary information of the Company, including but not limited to "Trade Secrets", "Technology" or "Customer Information". For purposes of this Agreement, the term "Trade Secrets" means information relating to the manufacture and sale of products made and sold, or proposed to be made and sold, by the Company including, without limitation, research and development, engineering, purchasing, manufacturing, marketing or sales plans, customer lists, financial data, cost and price information and other business records, together with all concepts or ideas (oral or written) reasonably related thereto; the term "Technology" means machinery and equipment, drawings, designs, processes, computer hardware and software, methods, formulae, techniques, know-how, discoveries, concepts and ideas, whether or not they can be patented, copyrighted or registered as a trademark, and all improvements to any of the foregoing used in or relating to the manufacture and sale of the products made and sold, proposed to be made and sold or considered to be made and sold, by the Company; and the term "Customer Information" means the name or address of any customer or any information concerning the transactions of any customer or supplier with the Company. A Customer of the Company as of any date shall include any individual or entity who purchased any products or services from, or entered into any other transactions or negotiations with, the Company during the one-year period preceding such date. Within ten (10) working days following termination of employment the Executive must demand a list of Company Customers. The Company must provide such a list within thirty (30) calendar days. Failure by the Executive to demand a list waives any challenge by the Executive to the Company's designation of an entity as a Customer.

                           Notwithstanding the above, the disclosure of
confidential or proprietary information, including but not limited to Trade Secrets, Technology or Customer Information, shall not be deemed to violate the provisions of Section 6(a) if such disclosure (i) is pursuant to a valid order of a court or governmental agency of competent jurisdiction, (ii) is pursuant to a credit or other agreement to which the Company is a party and which has been approved by the Board of Directors, (iii) is to attorneys, auditors or other professional advisors of the Company, (iv) is to a reputable financial or similar institution which agrees to preserve the confidentiality of such information or records, or (v) has been approved by the Board of Directors, and, in any such case, the Executive reasonably believes at the time of such disclosure that the disclosure is being made in the ordinary course and within the usual scope of his duties and serves the best interests of the Company and its shareholders.

                           The Executive understands and agrees that all
confidential and proprietary business information, files, research, records, memoranda, notations, letters, computer hardware and software, customer lists, books, lists and other documents received from the Company during the term of his employment are the property of the Company, and that upon the Executive's termination of employment, for whatever reason, the Executive will promptly deliver to the Company all such materials, including all copies thereof, in the Executive's possession or under the Executive's control.


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MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
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                  Covenants Not to Compete or Interfere.

                           The Executive agrees that during the term of his
employment and for a period of one year after the date of termination of his employment, regardless of the reason for termination, he will not:

                           directly or indirectly, in the same or a similar
capacity as that with the Company, be employed by, affiliated with, direct the business of, or act on behalf of, a business that competes with the Company in the 50 states of the United States;

                           solicit, sell or attempt to sell in the 50 states of
the United States any product involved in the Company's business to any customer or prospect of the Company with whom the Executive had dealings or material contact during the course of his employment with the Company; or

                           solicit, induce or attempt to solicit or induce, any
person employed by the Company to leave such employment for employment with a competing business.

                           It is the intention of the parties that this
Agreement provide the Company the maximum protection possible in the geographic areas in which the Company does business and therefore has legitimate business interests. However, the parties in no way intend to include a provision which contravenes the public policy of any state. If, at the time of enforcement of this paragraph, a court should hold the duration, scope or area of restriction stated herein unreasonable under the circumstances then existing, the parties agree that the court may enforce the restrictive covenant set forth in Section 7(a) to the extent it deems reasonable.

                  Termination. This Agreement shall terminate automatically on March 9, 1999 unless renewed per Section 1, and may be sooner terminated as follows:

                           Notwithstanding any other provision in this Agreement
to the contrary, if the Company enters into any agreement with any third party prior to the Employment Date which results in the Company terminating this Agreement, the Company shall pay the sum of $125,000 to the Executive, on or before March 15, 1997, whereupon this Agreement shall be null and void and neither party shall have any further obligations hereunder.

                           The Company may terminate the Executive's employment
and its obligations under this Agreement at any time without notice for cause. For purposes of this Agreement, "cause" means theft, embezzlement or fraud by the Executive, other criminal misconduct or dishonesty in connection with any facet of the Corporation's business or which, in the reasonable judgment of the Board of Directors of the Corporation, impairs or is likely to impair the effectiveness of the Executive in carrying out his obligations under this Agreement, or the Executive's involvement in any other unlawful scheme or conspiracy pursuant to which the Corporation has lost assets or has obtained assets to which it is not entitled. If the Company terminates the Executive's employment pursuant to this provision, it shall have no further obligation to the Executive under this Agreement other than for such benefits as it may be required to provide under an applicable benefits policy.

                           The Company may terminate the Executive's employment
and its obligations under this Agreement at any time after the Employment Date upon sixty (60) days' prior written notice without cause. In the event of a termination without cause, the Executive shall receive a lump sum payment equal to his annual base salary and an additional twelve months' of base salary and all benefits continuance (plus the car allowance referenced in 3(c)). Upon commencement of full time employment with a different company or full time self employment, all benefits and base salary shall cease. Otherwise, Executive's COBRA termination date shall be the date all benefits cease.

                  Death of Executive. This Agreement shall terminate automatically upon the Executive's death. In such case, the Company shall have no further obligations to the Executive under this Agreement other than for any compensation earned or accrued to the date of his death and such benefits as the Company may be required to provide under an applicable benefits policy.

                  Survival of Obligations. The obligations of the Executive under Sections 6 and 7 of this Agreement shall survive the termination of his employment and this Agreement, regardless of the reason for or method of termination. Each of the provisions in these Sections shall be enforceable independently of


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MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
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every other provision, and the existence of any claim or cause of action the
Executive may have against the Company shall not constitute a defense to the enforcement of these Sections by the Company, except that a material breach of this Agreement by the Company shall constitute a defense to enforcement of the non-competition provisions (Sections 7(a)(i), (ii)) of Section 7.

                  Enforcement and Severability.

                           In the event of a breach or threatened breach by
either party by any of the provisions of this Agreement, the other party shall be entitled to an injunction restraining the party in breach or the party threatening breach. Nothing contained herein shall be construed as prohibiting either party from pursuing any other remedies available to it/him for such breach or threatened breach, including the recovery of damages. The parties agree that the losing party shall pay to the prevailing parties all costs, including reasonable attorney's fees associated with and incurred in enforcing it/his rights under this Agreement.

                           If any provision of this Agreement is deemed void or
unenforceable, such provision shall not be deemed part of this Agreement, which otherwise shall remain in full force and effect.

                           A waiver by the Company or the Executive of a breach
of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

                  Governing Law and Arbitration Agreement.

                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia.

                  The parties agree that any and all disputes or causes of action arising under this Agreement by and between them shall be resolved in accordance with the procedures set forth herein. Prior to the institution of a legal action in a court of competent jurisdiction or under the applicable rules of the American Arbitration Association, the party seeking to initiate such action shall provide the other party with at least ten (10) business days written notice of the claimed breach of this Agreement and the opportunity to cure the breach. Moreover, in the event the party seeking to initiate such action believes the other party has not cured the alleged breach, such party shall initiate non-binding mediation to resolve the matter. In the event the matter is not resolved in such mediation, such party may submit the matter to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any arbitration hearing shall occur in McLean, Virginia and each party agrees that it shall be bound by the arbitration award. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The losing party shall pay to the prevailing party all costs, including reasonable attorney's fees associated with the arbitration proceeding and the enforcement of any award rendered. The parties agree that written notice of an alleged breach must be provided with one hundred eighty
(180) calendar days of the date of the alleged breach or otherwise any claim with respect to the alleged breach is forever waived.

                  Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and given by telex, fax, telegram, telecopy, hand-delivery or by first class mail, in the case of the Executive, to either his office or personal residence, or in the case of the Company, to the Chairman or Executive Vice President at the Company's principal office. In the event notice is given by facsimile, a copy of such notice shall be mailed or hand delivered to the other party within three calendar days of transmission by facsimile.

                  Assignment. This Agreement is personal in nature and may not be assigned by the Company without the written consent of the Executive except that the consent of the Executive shall not be unreasonably withheld in connection with the sale to any person, partnership, corporation or other entity of substantially all the assets of the Company, provided that the assignee assumes all the liabilities of the Company hereunder. Notwithstanding the foregoing, this Agreement may be assigned to a wholly-owned subsidiary or parent of the Company. The rights and duties of the Executive hereunder are non-assignable. In the event of a material change in operations of the Company or the Executive's duties or responsibilities, Executive may petition the Board of Directors for early termination of the term of the Agreement and receipt of the payments referenced in 8(c) above. If the Board refuses Executive's petition, Executive may avail himself of the remedies described in Section 12 of the Agreement.


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MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
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                  Entire Agreement. This instrument contains the entire
agreement of the parties, supersedes any prior employment or consulting agreement between the parties and may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. Both parties acknowledge that they have read these terms, have had the opportunity to consult counsel, and fully understand and freely and voluntarily agree to the provisions set forth herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

                              MICRODYNE CORPORATION

                              By /s/   Philip T. Cunningham
                                       Philip T. Cunningham
                                       Chairman of the Board of Directors

                                       /s/ Michael E. Jalbert
                                       Michael E. Jalbert



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